Exhibit Number (a)(3)
---------------------
FORM OF WITHDRAWAL FORM


                              The Judge Group, Inc.
                                 Withdrawal Form
                                 ---------------
        To Withdraw Previously Tendered Options Pursuant to the Offer to
                         Exchange dated February 7, 2002
                         The Withdrawal Rights Expire at
                 5:00 p.m., Eastern time, on February 28, 2002,
                          Unless the Offer is Extended

In order to withdraw your previously tendered options, you must complete this form, sign it and deliver it to Sue Rowdon, Stock Option Administrator at The Judge Group, Inc., Two Bala Plaza Suite 400, Bala Cynwyd, PA 19004, facsimile:
(610) 784-8330, as soon as possible, but in any event, before 5:00 p.m. Eastern time on February 28, 2002.

Delivery of this withdrawal letter by regular mail to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.

Name of Optionee:                                Social Security Number:         -        -
                  --------------------------                             -------- -------- --------

Pursuant to the terms and subject to the conditions of the offer to exchange dated February 7, 2002, my election form and this withdrawal letter, I hereby withdraw the tender of _______ shares of my eligible options that I previously tendered pursuant to the offer to exchange and my election form.

To The Judge Group, Inc.:
Upon the terms and subject to the conditions set forth in the offer to exchange dated February 7, 2002 and my election form dated _________________, 2002, I tendered for exchange to The Judge Group, Inc., a Pennsylvania corporation, those options to purchase common shares of The Judge Group, Inc. that are described below, which I hereby withdraw from the offer. Pursuant to the terms and subject to the conditions of the offer, I understand that I may withdraw the tender of my previously tendered options before 5:00 p.m., Eastern time, on February 28, 2002, unless The Judge Group, Inc. has extended the period of time that the offer will remain open. Accordingly, under the terms and subject to the conditions set forth in the offer and this withdrawal letter, I hereby withdraw the tender of all the options listed below.

I understand the following:
(1) I may not rescind my withdrawal, and the tendered options that I hereby withdraw will be deemed not properly tendered for purposes of the exchange unless I re-tender those options before February 28, 2002 (or such later date if the offer is extended) by following the procedures described in Section 3 of the offer to exchange.
(2) Upon withdrawal of my tendered options, such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.
(3) Neither The Judge Group, Inc. nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. The Judge Group, Inc. will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. The Judge Group, Inc.'s determination of these matters will be final and binding.
(4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.
(5) I agree to all of the terms and conditions of the exchange offer and this withdrawal letter.

This letter must be completed and signed in the same name that appears on the election form previously submitted by the eligible employee who tendered the tendered options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this letter.

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

Exhibit Number (a)(3)
---------------------
FORM OF WITHDRAWAL FORM


Important: To withdraw the tender of tendered options, the signed signature page of this withdrawal letter (or a facsimile copy thereof) must be received by The Judge Group, Inc. on or before the expiration date. A properly signed paper copy of the signature page of this letter must be delivered by regular mail or facsimile. Delivery by e-mail will not be accepted. The method by which the signed signature page is delivered is at the employee's option and risk, and the delivery will be deemed made only when actually received by The Judge Group, Inc. In all cases, sufficient time should be allowed to ensure timely delivery.

1. Option Granted on  ___________, for __________ shares of common stock.
2. Option Granted on  ___________, for __________ shares of common stock.
3. Option Granted on  ___________, for __________ shares of common stock.
4. Option Granted on  ___________, for __________ shares of common stock.

Optionee's Signature:
                      -------------------------------------------------
Date:
      --------------------------------------








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